Exhibit 10.2

Seritage Growth Properties

[DATE], 2015

[NAME]

Dear [ First NAME]:

Reference is made to the Employment Agreement, dated as of [DATE], 2015, by and between Seritage Growth Properties (“Existing Seritage”) and you (your “Employment Agreement”).

In connection with the closing of the Rights Offering (as described in the Form S-11 filed with the Securities and Exchange Commission), it was contemplated that Existing Seritage would be established as a publicly traded entity. As part of the reorganization that is occurring in order to complete the closing of the Rights Offering, (a) Existing Seritage will be dissolved and a new real estate investment trust established under the laws of Maryland, which will also be named Seritage Growth Properties (“Seritage REIT”), will take its place and become the publicly traded entity for all purposes of the Rights Offering and (b) as previously contemplated, the business of Seritage REIT will be operated by its subsidiary entity, Seritage Growth Properties, L.P., an operating partnership (the “Operating Partnership”). Accordingly, this letter confirms the following: (1) effective upon the establishment of Seritage REIT, Seritage REIT shall assume all rights and obligations of Existing Seritage, and all references to Seritage Growth Properties shall thereafter refer to Seritage REIT; (2) effective as of the closing date of the Rights Offering, the Operating Partnership hereby acknowledges and agrees to be bound by your Employment Agreement as your primary employer, and hereby becomes bound by, and joint and severally liable for, all of Seritage REIT’s liabilities and obligations thereunder to you, excluding the obligations to deliver Seritage REIT equity, which shall remain the primary obligation of Seritage REIT; and (3) in accordance with the foregoing, effective as of the closing date of the Rights Offering, all applicable references to Seritage Growth Properties contained in your Employment Agreement shall also be deemed to refer to the Operating Partnership from and after the closing date of the Rights Offering (except as the context may otherwise require, in which case such references shall refer to Seritage REIT).

This letter agreement supersedes and replaces any prior agreements or understandings regarding the subject matter contained herein[, including that certain letter agreement dated April 30, 2015 between you and Existing Seritage]. Nothing herein shall be deemed an impairment of Seritage REIT’s rights, liabilities and obligations under the Employment Agreement, and except as expressly modified by this letter, all of the terms and conditions of your Employment Agreement shall remain in full force and effect, a conformed copy (incorporating the provisions of this letter agreement) of which shall be provided to you in connection with the closing of the Rights Offering. The provisions of Sections 12 through [20, and Section 22,] [18] of the Employment Agreement, are hereby incorporated by reference and made a part hereof.

Very truly yours,

Seritage Growth Properties

By:
	Name:	Benjamin Schall
	Title:	Chief Executive Officer and President

and

Seritage Growth Properties, L.P.

By: Seritage Growth Properties,
Its General Partner

By:
	Name:	Benjamin Schall
	Title:	Chief Executive Officer and President

ACKNOWLEDGED AND AGREED

[NAME]